SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

_____________

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Filed by a Party other than the Registrant:

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UMH PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C Freehold, New Jersey 07728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 12, 2014

Notice is hereby given that the Annual Meeting of Shareholders (Annual Meeting) of UMH Properties, Inc., a Maryland corporation (the Company), will be held on Thursday, June 12, 2014, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, for the following purposes:

1.

To elect three Directors, each to hold office until the Company’s annual meeting of shareholders in 2017 and until his or her successor is duly elected and qualifies;

2.

To consider and vote upon the ratification of the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.

To consider and vote upon an advisory resolution to approve the compensation of our named executive officers, as more particularly described in the accompanying Proxy Statement; and

4.

To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on April 7, 2014, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, SHAREHOLDERS MAY VOTE PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 5 OF THIS PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

ELIZABETH CHIARELLA

SECRETARY

April 29, 2014

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

____

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 12, 2014

__________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc., a Maryland corporation (the Company), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held on Thursday, June 12, 2014, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders (Notice). This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 25, 2014, to shareholders of record as of the close of business on April 7, 2014.  Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries.

A copy of the Company’s annual report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2014

Under rules adopted by the U.S. Securities and Exchange Commission (SEC), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2013 Annual Report, and to request electronic delivery of future proxy materials.  Have your Proxy Card or notice of Internet availability in hand when you access the website and follow the instructions. You will need your 12 digit Control Number which is located on your Proxy Card or notice of Internet availability.  Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577-9997.  We maintain an Internet website at www.umh.com.  Information at or connection to our website is not incorporated by reference into this Proxy Statement, and is not and should not be considered part of this Proxy Statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting of Shareholders? At the Annual Meeting, shareholders will vote upon matters described in the Notice, including the election of directors, the ratification of the selection of PKF O’Connor Davies as our independent registered public accounting firm and the advisory resolution to approve the compensation of our named executive officers.  Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

Who can attend the Annual Meeting? All of our common shareholders as of the close of business on April 7, 2014, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on April 7, 2014, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

What am I voting on? At the Annual Meeting, you may consider and vote on:

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the election of three directors;

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the ratification of the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

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the advisory resolution to approve the compensation of our named executive officers, as described in this Proxy Statement.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting.

What are the Board’s recommendations?  The Board recommends a vote:

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FOR the election of each nominee for election as a director named in this Proxy Statement (Proposal No. 1);

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FOR the ratification of the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 2); and

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FOR the approval of the advisory resolution to approve the compensation of our named executive officers, as described in this Proxy Statement (Proposal No. 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

Who may vote? You may vote if you owned shares of our common stock at the close of business on April 7, 2014, which is the record date for the Annual Meeting. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each share of common stock you owned as of the record date.  Cumulative voting is not permitted in the election of directors.

What is a quorum for the Annual Meeting? As of April 7, 2014, we had 21,675,375 shares of common stock outstanding.  In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What vote is required to approve an item of business at the Annual Meeting? To be elected as a director (Proposal No. 1), a nominee must receive a plurality of the votes cast in the election of directors.  To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm (Proposal No. 2), the affirmative vote of a majority of the votes cast on the proposal is required.  To approve the advisory resolution approving the compensation of our named executive officers described in this Proxy Statement (Proposal No. 3), the affirmative vote of the majority of the votes cast on the proposal is required.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (NYSE), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting.  If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal No. 1 (Election of Directors) and Proposal No. 3 (Advisory Approval of Executive Compensation) without specific instructions from you.  If you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting.

How do I vote? If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held of record in your name, there are three ways for you to authorize a proxy:

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By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice. Please have your Proxy Card or Notice in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded.  The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.  Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on June 11, 2014.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.  If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

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By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

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In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you mail us your properly completed and signed Proxy Card, or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for director named in this Proxy Statement; FOR the ratification of PKF O’Connor Davies, as our independent registered public accounting firm; FOR the advisory resolution to approve the compensation of our named executive officers; and in their discretion on such additional matters.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Can I revoke my proxy? Yes, if your common stock is held in your name, you can revoke your proxy by:

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Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

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Signing a proxy bearing a later date; or

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Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

 Who pays for this proxy solicitation? The cost of preparing, assembling and distributing this Proxy Statement and form of proxy, and the cost of soliciting the proxies related to the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, internet and telephone, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and authorizing your proxy by the Internet or telephone, or by completing and returning the enclosed Proxy Card (if you received your proxy materials in the mail) will help to avoid additional expense.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors.  Three Class II directors are scheduled to be elected at the Annual Meeting to serve until the Company’s annual meeting of shareholders in 2017 and until their successors are duly elected and qualify.  The three nominees for election as Class II directors are set forth below.  The proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class II director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his or her term expires.

The Company’s Board of Directors currently consists of ten directors, three of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualify.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three Class II Director nominees during the last five years has been furnished to the Company by such nominee:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	51	Lead Independent Director. Principal of Advalurem Group (2012), Founder and Managing Partner of JAC Partners, LLC (2009 to present) and Founder and Managing Member of JAC Management, LLC (1998 to present). Mr. Carus’ extensive experience in real estate finance and investment is primary, among other reasons, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	54	Independent Director. Attorney at Law (1985 to present) Law Office of Matthew I. Hirsch; Adjunct Professor of Law, Widener University School of Law (1993 to present). Director (2000 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Hirsch’s extensive legal experience and experience in the real estate industry are primary, among other reasons, why Mr. Hirsch serves on our Board.	2013

Richard H. Molke	87	Independent Director. General Partner of Molke Family Limited Partnership (1994 to present). Mr. Molke’s extensive experience as an investor and in management is primary, among other reasons, why Mr. Molke serves on our Board.	1986

At the Annual Meeting, the shareholders of the Company will be requested to elect three Class II Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE THREE NOMINEES NAMED ABOVE

INFORMATION CONCERNING CONTINUING DIRECTORS

AND EXECUTIVE OFFICERS

Class III Directors with Terms Expiring in 2015

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	55	Vice President and Chief Financial Officer (1995 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Treasurer (2010 to 2014), Chief Financial Officer (1991 to 2010) and Director (1993 to 2004 and 2007 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Ms. Chew’s extensive public accounting, finance and real estate industry experience is primary, among other reasons, why Ms. Chew serves on our Board.	1994

Eugene W. Landy	80	Chairman of the Board (1995 to present), President (1969 to 1995) and Director. Attorney at Law. Partner of the Law Firm of Landy & Landy; Chairman of the Board and Director (1968 to present), President & Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation, an affiliated company. As our Chairman and Founder, Mr. Landy’s unparalleled experience in real estate investing is primary, among other reasons, why Mr. Landy serves on our Board.	1969

Samuel A. Landy	53	President and Chief Executive Officer (1995 to present), Vice President (1991 to 1995) and Director. Attorney at Law. Partner of the Law Firm of Landy & Landy; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliated company. Mr. Landy’s role as our President and Chief Executive Officer and extensive experience in real estate investment, operations management and REIT leadership are primary, among other reasons, why Mr. Landy serves on our Board.	1992

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Stuart D. Levy	44	Independent Director. Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen- Thuringen (2006 to present). Mr. Levy’s extensive real estate background is primary, among other reasons, why Mr. Levy serves on our Board.	2011

Class I Directors with Terms Expiring in 2016

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Michael P. Landy	52

Executive Vice President (2010 to 2012), Vice President-Investments (2001 to 2010) and Director. President and Chief Executive Officer (2013 to present), Chairman of the Executive Committee (2010 to present), Chief Operating Officer (2011 to 2013), Executive Vice President (2009 to 2010), Executive Vice President-Investments (2006 to 2009), Vice President-Investments (2001 to 2006) and Director (2007 to present) of Monmouth Real Estate Investment Corporation, an  affiliated company. Member of New York University’s REIT Center Board of Advisors (2013 to present).  Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management are primary, among other reasons, why Mr. Landy serves on our Board.

			2011

James E. Mitchell	73	Independent Director. Attorney at Law; General Partner, Mitchell Partners, L.P. (1979 to present); President, Mitchell Capital Management, Inc. (1987 to present). Mr. Mitchell’s extensive experience in real estate investment is primary, among other reasons, why Mr. Mitchell serves on our Board.	2001

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Stephen B. Wolgin	60

Independent Director. Managing Director of U.S. Real Estate Advisors, Inc. (2000 to present), a real estate advisory services group based in New York; Partner with the Logan Equity Distressed Fund (2007 to present); Director (2003 to present) of Monmouth Real Estate Investment Corporation, an affiliated company; prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Group, Standard & Poor’s Corporation and Grubb and Ellis. Mr. Wolgin’s extensive experience as a real estate and finance consultant and experience in the real estate industry are primary, among other reasons, why Mr. Wolgin serves on our Board.

			2007

Six of the Company’s directors, including Mr. Matthew I. Hirsch, a Class II Director nominee, are also directors of Monmouth Real Estate Investment Corporation (MREIC), a publicly-owned affiliate of the Company which specializes in net-leased industrial properties subject to long-term leases primarily to investment grade tenants.

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to maintaining sound corporate governance principles. The Board of Directors has approved formal Corporate Governance Guidelines that address the qualifications and responsibilities of Directors, Director independence, committee structure and responsibilities, and interactions with management, among other matters. The Corporate Governance Guidelines are available on the Company’s website at www.umh.com. Together with the charter and bylaws of the Company and the Charters of the Board’s committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected a Lead Independent Director, Jeffrey A. Carus, to preside at executive sessions of the non-management directors. The Board reviews the structure of the Board and Company leadership as part of the succession planning process.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management, and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company.

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its Directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its Directors, including information provided to the Company by the Directors. Based upon its review, the Board of Directors has determined that all of its Directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.com  and are available in print.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year. No Director attended fewer than 75% of the meetings of the Board of Directors and of meetings of the Committees on which he served.  The Company does not have a policy concerning Directors’ attendance at the Annual Meeting of Shareholders.  Four Directors attended the Company’s 2013 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and discussing the independence of the independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance and adherence to the Code of Business Conduct and Ethics, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual Proxy Statements. The Audit Committee had four meetings during the fiscal year, including an executive session with the independent registered public accounting firm, in which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found at the Company’s website at www.umh.com.

The current members of the Company’s Audit Committee are Jeffrey A. Carus, Stuart D. Levy, James E. Mitchell and Stephen B. Wolgin (who serves as the Chairman of the Audit Committee). The Board has determined that each member of the Audit Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE, and that each of them is able to read and understand fundamental financial statements. The Board has also determined that James E. Mitchell and Stephen B. Wolgin are “audit committee financial experts” within the meaning of the rules of the SEC and are “financially literate” within the meaning of the rules of the NYSE.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other executive officers’ performance in light of the Company’s goals and objectives and determining the Chief Executive Officer’s and other executive officers’ compensation, which includes base salary and bonus; and (2) administering the Company’s 2013 Stock Option and Stock Award Plan (2013 Plan) and predecessor plans. The Compensation Committee had at least one meeting during the last fiscal year. The current members of the Compensation Committee are Jeffrey A. Carus (who serves as Chairman of the Compensation Committee), Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found at the Company’s website at www.umh.com.

Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating Committee had at least one meeting during the last fiscal year. The current members of the Nominating Committee are Jeffrey A. Carus, Stuart D. Levy, James E. Mitchell, and Stephen B. Wolgin (who serves as the Chairman of the Nominating Committee). The Board has determined that each member of the Nominating Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating Committee operates under the Nominating Committee Charter which can be found at the Company’s website at www.umh.com.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider appropriate nominees for directors whose names are submitted in writing by a shareholder and evaluates them using the same criteria as for other candidates. See “Shareholder Communications” on page 13 for more information.

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating Committee deems necessary or appropriate, hiring a search firm.  The Nominating Committee considers diversity of background and personal experience in identifying director candidates.  An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating Committee and the President will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating Committee for final evaluation. The Nominating Committee will then  meet  to  consider  such  recommendations  and  to  select  the  final  candidate(s).  The Nominating Committee will evaluate all nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such additional times as may be deemed appropriate by the Company’s independent directors. Any independent director may call an executive session of independent directors at any time. The independent directors had at least one meeting during the last fiscal year. The Board of Directors has selected a Lead Independent Director, Jeffrey A. Carus, to preside at executive sessions of the non-management directors.

Shareholder Communications

Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Rt. 9 N, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted on our website at www.umh.com. During 2013, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.  PROPOSAL 2

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to approve the appointment of PKF O’Connor Davies (PKF) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to do so. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

A majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify the selection of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE APPOINTMENT OF PKF O’CONNOR DAVIES AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, our shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis” section of this Proxy Statement, the compensation tables and narrative disclosures.  At the annual meeting of shareholders held on June 10, 2011, the Company’s shareholders approved by their advisory vote the compensation of the named executive officers.  The shareholders also expressed a preference that advisory votes on executive compensation occur every three years.  Accordingly, a shareholder advisory vote on executive compensation will be held at the Annual Meeting.  We expect that the next advisory vote on executive compensation will occur at the 2017 annual meeting of shareholders.  The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.  The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, assuming a quorum is present, is required to approve the advisory resolution approving the compensation of our named executive officers.

Our executive compensation programs are described in detail in this Proxy Statement in the section titled "Compensation Discussion and Analysis", the compensation tables and narrative discussion beginning on page 18.  These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The 2013 Plan, which is the primary vehicle for providing long-term incentive compensation to our named executive officers, has been previously voted upon and approved by our shareholders.

The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Committee believes that the Company's present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible our business objectives while aligning the interests of the named executive officers with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to our shareholders.  The Company is proud of its long-term record of dividends and profitability.  The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s common stock (Common Shares) as of April 7, 2014 by:

•

each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

•

the Company’s directors;

•

the Company’s executive officers; and

•

all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728. In determining the number and percentage of Common Shares beneficially owned by each person, Common Shares that may be acquired by that person under options exercisable within sixty (60) days of April 7, 2014, are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Common Shares for that person, but are not deemed outstanding for the purpose of computing the ownership percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)

Wells Fargo and Company 420 Montgomery Street San Francisco, CA 94104	1,669,925(3)	7.70%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,246,374 (4)	5.75%
Jeffrey A. Carus	3,344	*
Anna T. Chew	196,969(5)	*
Matthew I. Hirsch	1,252(6)	*
Eugene W. Landy	1,138,712(7)	5.25%
Samuel A. Landy	683,441(8)	2.90%
Michael P. Landy	335,015(9)	1.54%
Stuart Levy	1,113	*
James E. Mitchell	186,369(10)	*
Richard H. Molke	111,959(11)	*
Katie Rytter	4,095(12)	*
Stephen B. Wolgin	12,588(13)	*

___________________________

 (1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed.

 (2)

Based on the number of Shares outstanding on April 7, 2014 which was 21,675,375 Shares.

 (3)

Based on Schedule 13G/A as of December 31, 2013, filed by Wells Fargo and Company the company owns 1,669,925 Shares.  This filing with the SEC by Wells Fargo and Company indicates that Wells Fargo and Company has sole voting power for 1 Share and shared voting power for 1,608,724 Shares.  Wells Fargo also has sole dispositive power for 1 Shares and shared dispositive power for 1,669,924 Shares.

(4)

Based on Schedule 13G/A as of December 31, 2013, filed by BlackRock, Inc. the company owns 1,246,374 Shares.  This filing with the SEC by BlackRock, Inc. indicates that BlackRock, Inc. has sole voting for 1,188,200 Shares and sole dispositive power for 1,246,374 Shares.

(5)

Includes (a) 156,969 Shares owned jointly with Ms. Chew’s husband, and (b) 40,000 Shares issuable upon exercise of stock options.  Includes shares held in the UMH 401(k) Plan.  Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan.  She, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for 21,073 Shares held by the UMH 401(k) Plan for her benefit.  Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until June 26, 2014.

(6)

Includes 1,252 Shares owned jointly with Mr. Hirsch’s wife.

(7)

Includes (a) 99,872 Shares owned by Mr. Eugene Landy’s wife, (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote, (c) 66,912 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote, (d) 57,561 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote, (e) 100,000 Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote, (f) 17,097 Shares held in Windsor Industrial Park Associates for which Mr. Landy has power to vote, and (g) 22,230 Shares held in Juniper Plaza Associates for which Mr. Landy has power to vote.  Excludes 100,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until June 26, 2014.

(8)

Includes (a) 39,550 Shares owned with Mr. Samuel Landy’s wife, (b) 6,221 Shares in the Samuel Landy Limited Partnership, (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-trustee, and (d) 200,000 Shares issuable upon exercise of stock options.  Includes shares held in the UMH 401(k) Plan.  Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan.  He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for 44,835 Shares held by the UMH 401(k) Plan for his benefit.  Excludes 50,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until June 26, 2014.

(9)

Includes (a) 12,514 Shares owned by Mr. Michael Landy’s wife, and (b) and 46,321 Shares in custodial accounts for Mr. Landy’s children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote, (c) 48,000 Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-trustee, and (d) 20,000 Shares issuable upon exercise of stock options.  Includes 16,337 Shares held in the UMH 401(k) Plan.

(10)

Includes 139,078 Shares held by Mitchell Partners in which Mr. Mitchell has a beneficial interest.  In addition to the Common Shares reported, Mr. Mitchell also holds 4,000 of the Preferred A Shares.

(11)

Includes 50,563 Shares owned by Mr. Molke’s wife.

(12)

Includes 4,000 Shares issuable upon exercise of stock options.  Includes 95 Shares held in the UMH 401(k) Plan.  Includes 10,000 Shares issuable upon the exercise of a stock option, which stock option is not exercisable until June 26, 2014.

  (13)

In addition to the Common Shares reported (a) Mr. Wolgin’s wife holds 600 of the Preferred A Shares and (b) Mr.  Wolgin holds 500 of the Preferred A Shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis Overview of Compensation Program

The Compensation Committee of the Board has been appointed to discharge the Board's responsibilities relating to the compensation of the Company's executive officers. The Compensation Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Compensation Committee's primary objectives include serving as an independent and objective party to review such compensation plans, policies and programs.  The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee when appropriate, as permitted by applicable rules and regulations. The Compensation Committee has not retained or obtained the advice of a compensation committee consultant for determining or recommending the amount of executive or director compensation.

Throughout this Proxy Statement, the individuals who served as the Company’s Chairman of the Board and the President and Chief Executive Officer, as well as certain other individuals included in the Summary Compensation Table presented below in this Proxy Statement, are sometimes referred to in this Proxy Statement as the "named executive officers."

Compensation Philosophy and Objectives

The Compensation Committee believes that a well-designed compensation program should align the goals of the shareholders with the goals of the President and Chief Executive Officer, and that a significant part of the executive's compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive's individual performance in an effort to encourage increased individual contributions to the Company's performance. The compensation philosophy, as reflected in the Company's employment agreements with its executives, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

•

establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly-traded real estate investment trusts, or REITs;

•

linking a portion of executives' compensation to the achievement of the Company's business plan by using measurements of the Company's operating results and shareholder return; and

•

building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The Compensation Committee believes that each of the above factors is important when determining compensation levels for named executive officers. The Compensation Committee reviews and approves the employment contracts for the Chairman of the Board and the President and Chief

Executive Officer, and other named executive officers, including performance goals and objectives.  The Compensation Committee annually evaluates performance of these executive officers in light of those goals and objectives. The Committee considers the Company's performance, relative shareholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation given to named executive officers in prior years. The Committee uses the Residential Sector of the Real Estate Compensation Survey (the survey), produced under the guidance of the National Association of Real Estate Investment Trusts (NAREIT), as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. This survey details compensation by position type with statistical salary and bonus information for each position. The Compensation Committee compares the Company’s salary and bonus amounts to the ranges presented for reasonableness.  To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executive officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as give incentives to those executives who meet or exceed established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all final compensation decisions for the Company's named executive officers. The Chairman of the Board and the President and Chief Executive Officer annually review the performance of the other named executive officers and then present their conclusions and recommendations to the Compensation Committee with respect to base salary adjustments and annual cash bonus and stock option and restricted stock awards. The Committee exercises its own discretion in modifying any recommended adjustments or awards, but does consider the recommendations from management who work closely with the other named executive officers.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Compensation Committee views the grant of stock options and restricted stock awards as a form of long-term compensation.  The Compensation Committee believes that such grants promote the Company's goal of retaining key employees, and aligns the key employee's interests with those of the Company's shareholders from a long-term perspective.  The number of options or shares of restricted stock granted to each employee is determined by consideration of various factors including, but not limited to, the employee’s title, responsibilities and years of service.

Role of Employment Agreements in Determining Executive Compensation

Each of the Company's currently employed named executive officers is a party to an employment agreement.  These agreements provide for base salaries, bonuses and customary fringe benefits.  Other key elements of our compensation program for the named executive officers are stock options, restricted stock awards and perquisites and other benefits.  Each of these is addressed separately below.  In determining initial compensation, the compensation committee considers all elements of a named executive officer’s total compensation package in comparison to current market practices and other benefits.

Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company's long-term success, the Compensation Committee has determined that the base salaries of named executive officers should approximate those of executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account the named executive officers' performance and tenure and the Company's performance relative to its peer companies within the REIT industry using the NAREIT Compensation Survey described above.

Bonuses

In addition to the provisions for base salaries under the terms of our employment agreements, the President is entitled to receive an annual maximum cash bonus of up to 21% of base salary, based on the achievement of certain performance goals set by the Committee.  In order to receive a bonus, FFO must have increased 3% during the year, or 9% over the three year contract period.  The following are the performance goals for the President:

There shall be a minimum of 175 new home sales per year.  (Bonus of 10% of base salary.)

a)  Occupancy to increase 1%, with not more than 10% of the increase being from rentals.

     (Bonus of 10% of base salary.)

b)  Acquisition of at least 350 spaces per year.  (Bonus of 7% of base salary.)

Bonuses awarded to the other named executive officers are recommended by the Chairman of the Board and the President and Chief Executive Officer and are approved by the Compensation Committee.  The Chairman of the Board, the President and Chief Executive Officer and the Compensation Committee believe that short-term rewards in the form of cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual’s performance to the preceding year, reviewing the breadth and nature of the senior executives’ responsibilities and valuing special contributions by each such individual.  In evaluating performance of the Company annually, the Compensation Committee considers a variety of factors, including, among others, Funds From Operations (FFO), Core Funds From Operations, net income, growth in asset size, occupancy and total return to shareholders.  The Company considers FFO to be an important measure of an equity REIT’s operating performance and has adopted the definition suggested by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO to mean net income computed in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) excluding gains or losses from sales of property, plus depreciation and amortization.  The Company defines Core FFO as FFO plus acquisition costs.  The Company considers FFO and Core FFO to be meaningful, additional measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted it as a performance measure.

Various other factors considered include the employee’s title and years of service.  The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of bonus in comparison to base salary.  The President and Chief Executive Officer and the Compensation Committee have declined to use specific performance formulas with respect to the other senior executives, believing that with respect to Company performance, such formulas do not adequately account for many factors, including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the President and Chief Executive Officer and Compensation Committee of a wide range of management and leadership skills of each of the senior executives.

Stock Options and Restricted Stock Awards

Stock options and restricted stock awards are recommended by the President and Chief Executive Officer and the Chairman of the Board.  In making its decisions, the Compensation Committee does not use an established formula or focus on a specific performance target.  The Compensation Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing real estate markets and other factors, may contribute to less favorable near term results even when sound strategic decisions have been made by the senior executives to position the Company for longer term profitability. Thus, the Compensation Committee also attempts to identify whether the senior executives are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis.  For example, in determining appropriate stock option and restricted stock awards, the Compensation Committee considers, among other matters, whether the senior executives have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition strategies have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties evidence appropriate risk management, including risks associated with real estate markets, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs.

In fiscal 2013, the Compensation Committee received the recommendations from the President and Chief Executive Officer for the number of options or restricted stock to be awarded.  The factors that were considered in awarding the stock options, restricted stock and cash bonuses included the following progress that was made by management:

•

Located, acquired and integrated 17 communities containing a total of 2,700 developed homesites for $88.3 million;

•

Entered into definitive agreements to purchase an additional 12 communities containing 1,300 developed homesites for approximately $37 million;

•

Increased occupancy from 80.5% at yearend 2012 to 81.1% at yearend 2013;

•

Raised approximately $35 million in common equity capital;

•

Reduced the weighted-average interest rate on our mortgages by 70 basis points from 5.2% to 4.5%;

•

Realized $4.1 million in gains from our REIT securities investments;

•

Replaced our $5 million credit facility with a new $35 million facility which includes an accordion feature up to $50 million;

•

Managed general and administrative costs to an appropriate level; and

•

Maintained its cash distributions to shareholders.

The individual awards were allocated based on the named officers’ individual contributions to these accomplishments.   Other factors included the named officers’ title, responsibilities and years of service.  In addition, the awards were compared to each named officers’ total compensation and compared with comparable Real Estate Investment Trusts (REITS) using the annual Compensation Survey published by NAREIT as a guide for setting total compensation.

Perquisites and Other Personal Benefits

The Company's employment agreements provide the named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The named executive officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on such terms no less favorable than applicable to any other executive; use of an automobile; and, supplemental disability insurance, at the Company's cost, as agreed to by the Company and the executive.  Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2013, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

Payments upon Termination or Change in Control

In addition, the named executive officers' employment agreements each contain provisions relating to change in control events and severance upon termination for events other than without cause or good reason (as defined under the terms of the employment agreements). These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement.  There are no other agreements or arrangements governing change in control payments.

Evaluation

Mr. Eugene Landy is under an employment agreement with the Company.  His base compensation under his amended contract was increased in 2004 to $175,000 per year.  Mr. Eugene Landy also received $37,625 in director’s fees, legal fees and fringe benefits.

In evaluating Mr. Eugene Landy’s leadership performance, during 2011, the Compensation Committee awarded Mr. Eugene Landy an Outstanding Leadership Achievement Award (Award) in the amount of $250,000 per year for three years. This Award is to recognize Mr. Eugene Landy’s exceptional leadership as Chairman of the Board for over 40 years.  Mr. Landy also received bonuses totaling $81,731 primarily based on performance, including growth of the Company.

The Compensation Committee also reviewed the progress made by Mr. Samuel A. Landy, President, including FFO.  Mr. Samuel Landy is under an employment agreement with the Company.  His base compensation was $385,000 for 2013.  Mr. Samuel Landy also received bonuses totaling $180,800 and director’s fees and fringe benefits totaling $47,625.  Bonuses were primarily based upon achievement of certain performance goals.

Ms. Anna Chew is under an employment agreement with the Company.  Her base compensation under this contract is $301,754 for 2013.  Ms. Chew also received bonuses totaling $121,053 and director’s fees and fringe benefits totaling $47,625.  Bonuses were based on performance, including growth of the Company, recommended by the President and Chief Executive Officer and approved by the Compensation Committee.

Ms. Allison Nagelberg was under an employment agreement with the Company through December 31, 2013.  Her base compensation under this contract is $262,500 for 2013 of which 30% or $78,750 was allocated to the Company and 70% or $183,750 was allocated to MREIC.  Ms. Nagelberg also received bonuses totaling $159,615 and fringe benefits of $10,000.  Bonuses were based on performance, including growth of the Company, recommended by the President and Chief Executive Officer and approved by the Compensation Committee.  Effective January 1, 2014, Ms. Nagelberg is employed exclusively by MREIC and none of the expense of her compensation is allocated to the Company.

The Compensation Committee has also approved the recommendations of the President and Chief Executive Officer concerning the other named executives’ annual salaries, bonuses, option and restricted stock grants and fringe benefits.

In addition to its determination of the executive's individual performance levels for 2013, the Compensation Committee also compared the executive's total compensation for 2013 to that of similarly-situated personnel in the REIT industry using the NAREIT Compensation Survey described above.  The Company’s salary and bonus amounts were compared to the ranges presented for reasonableness.   The Company’s total compensation fell in the lowest range (25th percentile) of this survey.

Risk Management

The Board of Directors does not believe that the Executive Compensation Program raises any risks that are reasonably likely to have a material adverse effect on the Company.  Executive Officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Company.  The Board has attempted to align the interests of the Board of Directors and the Executive Officers with the long-term interests of the Company and the Shareholders through grants of stock options and restricted stock awards, thereby giving the Board and Executive Officers additional incentives to protect the long-term value of the Company.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Compensation Committee:

Jeffrey A. Carus

Stuart D. Levy

James E. Mitchell

Stephen B. Wolgin

Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2013, 2012 and 2011 to the named executive offercers.  There were no other executive officers whose aggregate cash compensation exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus	Option Awards (6)	Restricted Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Eugene W. Landy	2013	$175,000	$331,731	$ 142,000	$-0-	$150,000	$37,625 (1)	$836,356
Chairman of the	2012	175,000	250,000	-0-	123,490 (7)	58,573	38,552 (1)	645,615
Board	2011	175,000	250,000	-0-	122,760 (7)	69,989	41,500 (1)	659,249

Samuel A. Landy	2013	385,000	180,800	71,000	-0-	-0-	47,625 (2)	684,425
President and Chief	2012	378,000	89,792	-0-	250,790 (8)	-0-	38,925 (2)	757,507
Executive Officer	2011	330,000	88,742	-0-	290,160 (7)	-0-	33,800 (2)	742,702

Anna T. Chew (4)	2013	301,754	121,053	71,000	-0-	-0-	47,625 (2)	541,432
Vice President and	2012	287,385	38,025	-0-	123,490 (7)	-0-	41,507 (2)	490,407
Chief Financial Officer	2011	273,700	50,525	-0-	122,760 (7)	-0-	33,800 (2)	480,785

Allison Nagelberg (5)	2013	262,500	159,615	71,000	-0-	-0-	10,000 (3)	503,115
General Counsel	2012	250,000	34,351	-0-	111,700 (9)	-0-	14,006 (3)	410,057
	2011	178,126	41,851	-0-	111,600 (7)	-0-	51,208 (3)	382,785

(1)

Represents Director’s fees of $37,625, $29,125 and $24,000, and legal fees of $-0-, $-0- and $17,500 for 2013, 2012 and 2011, respectively, and fringe benefits.

(2)

Represents Director’s fees of $37,625, $29,125 and $24,000 for 2013, 2012 and 2011, respectively, fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(3)

Represents fringe benefits, discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer, and in 2011, reimbursement of tuition and fees associated with her pursuit of an Executive MBA degree.

(4)

Prior to July 2012, approximately 25% of her salary compensation was allocated to and reimbursed by MREIC, pursuant to a cost sharing agreement between the Company and MREIC.  Effective July 2012, 100% of her salary compensation is allocated to the Company.

(5)

The amounts reflected in the table above reflect 100% of Ms. Nagelberg’s compensation.  Prior to July 2012, approximately 25% of her salary compensation was allocated to the Company and 75% was reimbursed by MREIC, pursuant to a cost sharing agreement between the Company and MREIC.  Effective July 2012, 50% of her salary compensation is allocated to the Company.  Effective January 1, 2013, 30% of her salary compensation is allocated to the Company.  Effective January 1, 2014, Ms. Nagelberg is a full time employee of MREIC and none of the expense of her compensation will be allocated to the Company.

(6)

These values were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model for 2013: expected volatility of 32.36%; risk-free interest rate of 1.98%; dividend yield of 6.67%; expected life of the options of eight years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

(7)

These values were established based on the number of shares granted during 2012 and 2011 at the weighted average fair value on the dates of grant of $11.23 and $11.16, respectively.

(8)

This value was established based on the number of shared granted during 2012 at the weighted average fair value on the dates of grant of $9.65.

(9)

This value was established based on the number of shared granted during 2012 at the fair value on the date of grant of $11.17.

Grants of Plan-Based Awards

On August 14, 2003, the shareholders approved and ratified the Company’s 2003 Stock Option Plan (the 2003 Plan) authorizing the grant to officers and key employees of options to purchase up to 1,500,000 shares of common stock.  On June 7, 2010, the shareholders approved and ratified an amendment and restatement of the Plan.  The amendment and restatement made two substantive changes:  (1) the inclusion of Directors as participants in the Plan, and (2) the ability to grant restricted stock to Directors, officers and key employees.  The amendment and restatement also made other conforming, technical and other nonsubstantive changes.  There was no change to the total number of shares subject to grant under the Plan.  The amendment and restatement also makes certain modifications and clarifications, including those concerning administration and compliance with applicable tax rules, such as Section 162(m) of the Internal Revenue Code.

On June 13, 2013, the shareholders approved and ratified the Company's 2013 Stock Option and Stock Award Plan (the 2013 Plan) authorizing the grant to officers and key employees of options to purchase up to 3,000,000 shares of common stock. All options are exercisable one year from the date of grant. The option price shall not be below the fair market value at date of grant. If options granted under the Plan expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such options shall become available for additional option grants under the Plan. This Plan replaced the Company's 2003 Stock Option and Award Plan, as amended, which, pursuant to its terms, terminated in 2013. The outstanding options under the 2003 Stock Option and Award Plan, as amended, remain outstanding until exercised, forfeited or expired.

Stock Options

All options are exercisable one year from the date of grant.  The option price shall not be below the fair market value at date of grant.  If options granted under the 2013 Plan expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such options shall become available for additional option grants under the 2013 Plan.

During the years ended December 31, 2013, 2012 and 2011, options to purchase 392,000, 94,000 and 80,000 shares, respectively, were granted. During the years ended December 31, 2013, 2012 and 2011, options to purchase -0-, 4,000 and 10,000 shares, respectively, were exercised.  During the years ended December 31, 2013, 2012 and 2011, options to purchase 84,000, 55,000 and 51,000 shares, respectively, were forfeited.

The following table sets forth, for the named executive officers in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended December 31, 2013:

Name	Grant Date	Number of Underlying Options (1)	Exercise Price of Option Award	Grant Date Fair Value (2)

Eugene W. Landy	06/26/13	100,000	$10.08	$142,000
Samuel A. Landy	06/26/13	50,000	10.08	71,000
Anna T. Chew	06/26/13	50,000	10.08	71,000
Allison Nagelberg	06/26/13	50,000	10.08	71,000

(1)

These options expire 8 years from grant date.

(2)

These values were established using the Black-Scholes stock option valuation model. The following assumptions were used in the model: expected volatility of 32.36%; risk-free interest rate of 1.98%; dividend yield of 6.67%; expected life of the options of eight years; and forfeitures of $-0-. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise

Restricted Stock

Under the 2013 Plan, the Compensation Committee determines the recipients of restricted stock award; the number of restricted shares to be awarded; the length of the restricted period of the award; the restrictions applicable to the award including, without limitation, the employment or retirement status of the participant; rules governing forfeiture and restrictions applicable to any sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period; and the eligibility to share in dividends and other distributions paid to the Company’s stockholders during the restricted period. The maximum number of shares underlying restricted stock awards that may be granted in any one fiscal year to a participant shall be 100,000.  There were no grants of restricted stock to the named executive officers during 2013.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of restricted stock awards for each of the named executive officers during the year ended December 31, 2013:

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($) (1)

Eugene W. Landy	-0-	$-0-	7,384	$76,593
Samuel A. Landy	-0-	-0-	17,879	190,760
Anna T. Chew	-0-	-0-	7,384	76,593
Allison Nagelberg	-0-	-0-	5,686	58,541

 (1)     Value realized based on the closing price of the shares on the NYSE as of the date of vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options and restricted stock outstanding at December 31, 2013:

Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options UnExercisable	Option Exercise Price	Option Expiration Date	Number of Shares that have not Vested	Market Value of Shares that have not Vested (1)

Eugene W. Landy					22,911	$215,822
Eugene W. Landy	-0-	100,000	$10.08	06/26/21

Samuel A. Landy					55,953	$527,077
Samuel A. Landy	5,800	-0-	$17.21	01/09/14
Samuel A. Landy	44,200	-0-	$15.62	01/09/14
Samuel A. Landy	5,800	-0-	$17.06	01/03/15
Samuel A. Landy	44,200	-0-	$15.51	01/03/15
Samuel A. Landy	7,700	-0-	$12.97	01/08/16
Samuel A. Landy	42,300	-0-	$11.79	01/08/16
Samuel A. Landy	14,000	-0-	$7.12	01/07/17
Samuel A. Landy	61,000	-0-	$6.47	01/07/17
Samuel A. Landy	10,900	-0-	$9.13	01/08/18
Samuel A. Landy	14,100	-0-	$8.30	01/08/18
Samuel A. Landy	-0-	50,000	$10.08	06/26/21

Anna T. Chew					22,911	$215,822
Anna T. Chew	10,000	-0-	$15.15	07/21/14
Anna T. Chew	10,000	-0-	$14.21	07/16/15
Anna T. Chew	10,000	-0-	$7.55	09/25/16
Anna T. Chew	10,000	-0-	$7.57	06/22/17
Anna T. Chew	-0-	50,000	$10.08	06/26/21

Allison Nagelberg					18,699	$176,145
Allison Nagelberg	5,000	-0-	$14.21	07/16/15
Allison Nagelberg	-0-	50,000	$10.08	06/26/21

 (1)  Based on the closing price of our common stock on December 31, 2013 of $9.42.  Restricted stock awards vest over 5 years.

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Chairman of the Board.  Under this agreement, prior to January 1, 2004, Mr. Landy received an annual base compensation of $150,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks paid vacation annually and use of an automobile.  Additionally, there may be bonuses voted by the Board of Directors.  The Employment Agreement is terminable by either party at any time subject to certain notice requirements.  On severance of employment by the Company, Mr. Landy will receive severance of $450,000, payable $150,000 on severance and $150,000 on the first and second anniversaries of severance.  In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly.  On retirement, Mr. Landy will receive a pension of $50,000 a year for ten years, payable in monthly installments.  In the event of death, Mr. Landy’s designated beneficiary will receive $450,000, $100,000 thirty days after death and the balance one year after death.  The Employment Agreement automatically renews each year for successive one-year periods.  Effective January 1, 2004, this agreement was amended to increase Mr. Landy's annual base compensation to $175,000.  Additionally, Mr. Landy's pension benefit of $50,000 per year has been extended for an additional three years.  On April 14, 2008, the Company executed a Second Amendment to the Employment Agreement with Mr. Landy (the second amendment).  The second amendment provides that in the event of a change in control, Eugene W. Landy shall receive a lump sum payment of $1,200,000, provided the sale price of the Company is at least $16 per share of common stock.  A change of control shall be defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company.  This change of control provision shall not apply to any combination between the Company and MREIC.  Payment shall be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.  During 2013, the Board of Directors extended Mr. Landy’s pension benefit for an additional three years, through 2016.

Effective January 1, 2012, the Company and Samuel A. Landy entered into a three-year Employment Agreement under which Mr. Samuel Landy received an annual base salary of $378,000 for 2012, $396,900 for 2013 and $416,745 for 2014, subject to increases in Funds from Operations (FFO) of 3% per year or 9% over the three-year period.  If this increase is not met, the salary increase will be limited to the increase in the consumer price index.  Bonuses are based on performance goals relating to FFO, home sales, occupancy and acquisitions, with a maximum of 21% of salary.  Mr. Samuel Landy received a restricted stock grant of 25,000 shares in 2012.  In each subsequent calendar year of employment pursuant to the Agreement, restricted stock shall be awarded to Mr. Samuel Landy at the discretion of the Compensation Committee of the Board of Directors.  Mr. Samuel Landy will receive customary fringe benefits, four weeks of paid vacation annually, reimbursement of reasonable and necessary business expenses and use of an automobile. The Company will reimburse Mr. Samuel Landy for the cost of a disability insurance policy.  In the event of a merger, sale or change of voting control of the Company, excluding transactions between the Company and MREIC, Mr. Samuel Landy will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or the employee may terminate the employment agreement and be entitled to receive one year’s compensation in accordance with the agreement.  If there is a termination of employment by the Company for any reason, either involuntary or voluntary, including the death of the employee, the employee shall be entitled to the greater of the salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

Effective January 1, 2012, the Company and Anna T. Chew entered into a three-year employment agreement, under which Ms. Chew received an annual base salary of $287,385 for 2012, $301,754 for 2013 and $316,841 for 2014, plus bonuses and customary fringe benefits.  Ms. Chew will also receive four weeks of paid vacation annually, reimbursement of reasonable and necessary business expenses and use of an automobile.  The Company will reimburse Ms. Chew for the cost of a disability insurance policy such that, in the event of the employee’s disability for a period of more than 90 days, the employee will receive benefits up to 60% of her then-current salary.  In the event of a merger, sale or change of voting control of the Company, excluding transactions between the Company and MREIC, the employee will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or the employee may terminate the employment agreement and be entitled to receive one year’s compensation in accordance with the agreement.  If there is a termination of employment by the Company for any reason, either involuntary or voluntary, including the death of the employee, other than a termination for cause as defined by the agreement, the employee shall be entitled to the greater of the salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

Effective January 1, 2014, Ms. Nagelberg’s employment contract was cancelled and she was employed exclusively by MREIC.

Potential Payments upon Termination of Employment or Change-in-Control

Under the terms of the employment agreements of the named executive officers, such named executive officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control).  These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur.    The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at December 31, 2013.

	Voluntary Resignation on 12/31/13	Termination Not for Cause or Good Reason on 12/31/13	Termination for Cause on 12/31/13	Termination Not for Cause or Good Reason (After a Change- in-Control) on 12/31/13	Disability or Death on 12/31/13

Eugene W. Landy	$450,000 (1)	$450,000 (1)	$450,000 (1)	$1,650,000 (2)	$525,000 (3)
Samuel A. Landy	416,745 (4)	416,745 (4)	416,745 (4)	416,745 (4)	416,745 (4)
Anna T. Chew	316,841 (4)	316,841 (4)	-0-	316,841 (4)	316,841 (4)
Allison Nagelberg (5)	-0-	-0-	-0-	-0-	-0-

(1)

Consists of severance payments of $450,000, payable $150,000 per year for three years.

(2)

Mr. Landy shall receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock.  In addition, if Mr. Landy’s employment agreement is terminated, he receives severance payments of $450,000, payable $150,000 per year for three years.

(3)

In the event of a disability, as defined in the agreement, Mr. Landy shall receive disability payments equal to his base salary for a period of three years.  He has a death benefit of $450,000 payable to Mr. Landy’s beneficiary.

(4)

Represents one year salary.  The respective employment agreements provides for the greater of the salary due under the remaining term of the agreement or one year.  The respective employment agreements also provide for death benefits of the same amount.

(5)

Effective January 1, 2014, Allison Nagelberg’s employment contract was cancelled and she was employed exclusively by MREIC. There were no amounts payable to her and therefore nothing is included herein.

The Company retains the discretion to compensate any officer upon any future termination of employment or change-in control.

Director Compensation

Prior to September 1, 2012, Directors received a fee of $2,250 for each Board meeting attended, $500 for each Board phone meeting attended, and an additional fixed annual fee of $15,000 payable quarterly.  Directors appointed to board committees received $500 for each committee meeting attended.  Those specific committees are Compensation Committee, Audit Committee and Nominating Committee.

Effective September 1, 2012, Directors receive a fee of $3,125 for each Board meeting attended, $500 for each Board phone meeting attended, and an additional fixed annual fee of $22,500 payable quarterly.  Directors appointed to board committees receive $1,000 for each committee meeting attended.

Effective September 1, 2013, Directors receive a fee of $4,000 for each Board meeting attended, $500 for each Board phone meeting attended, and an additional fixed annual fee of $26,000 payable quarterly.  Directors appointed to board committees receive $1,200 for each committee meeting attended.

The table below sets forth a summary of director compensation for the year ended December 31, 2013:

Director	Annual Board Cash Retainer	Meeting Fees	Committee Fees	Total Fees Earned or Paid in Cash

Jeffrey A. Carus (2) (3)	$24,250	$13,375	$4,400	$42,025
Matthew I. Hirsch (4)	6,500	-0-	-0-	6,500
Charles Kaempffer (1)	24,250	13,375	4,200	41,825
Michael P. Landy	24,250	13,375	-0-	37,625
Stuart Levy (2)	24,250	13,375	4,400	42,025
James E. Mitchell (2)	24,250	14,375	9,400	48,025
Richard H. Molke	24,250	14,375	7,000	45,625
Eugene Rothenberg (1)	24,250	13,375	7,000	44,625
Stephen B. Wolgin (2)	24,250	14,375	9,400	48,025

	$ 200,500	$ 110,000	$ 45,800	$ 356,300

(1)

Mr. Kaempffer & Mr. Rothenberg are Emeritus directors which are retired directors who are not entitled to vote on board resolutions; however they receives directors’ fees for participation in the board meetings.  Mr. Rothenberg retired from the Board effective September 23, 2013.

(2)

Mr. Carus, Mr. Levy, Mr. Mitchell and Mr. Wolgin are the current members of the audit committee, the compensation committee and the nominating committee.  The Board has determined that Mr. Mitchell and Mr. Wolgin are considered “audit committee financial experts” within the meaning of the rules of the SEC and are “financially literate” within the meaning of the listing requirements of the NYSE.

(3)

Mr. Carus  is the Lead Independent Director whose role is to preside over the executive sessions of the non-management directors.

(4)

The Board of Directors appointed Mr. Matthew I. Hirsch as a Class II Director for the remaining term of Class II expiring in 2014.  The appointment was accepted effective September 23, 2013.

(5)

Mr. Eugene W. Landy, Mr. Samuel A. Landy and Ms. Anna T. Chew are inside directors. As such, their director compensation is included in the Summary Compensation Table.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements described above, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan.  The present value of accumulated benefit of pension benefits for Mr. Eugene W. Landy is $600,000 as of December 31, 2013.  Payments made during 2013 amounted to $50,000.  Mr. Eugene Landy is entitled to receive payments of $50,000 per year through 2016.  The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Mr. Carus, Mr. Levy, Mr. Mitchell and Mr. Wolgin.  No member of the Compensation Committee is a current or former officer or employee of the Company.  In 2013, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee.  The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the Audit Committee) of the Board of Directors (the Board of Directors) of UMH Properties, Inc. (the Company) operates under a written charter which has been amended in January 2013. The amended charter is available on the Company’s website at www.umh.com.

The Company has an Audit Committee consisting of four “independent” Directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 61, “Independence Discussions with Audit Committees”, and have discussed with the registered public accounting firm its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 be filed with the SEC.

Audit Committee: Jeffrey A. Carus

Stuart D. Levy

James E. Mitchell Stephen B. Wolgin

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PKF O’Connor Davies served as the Company’s independent registered public accounting firm for the years ended December 31, 2013 and 2012.  The following are fees billed by and accrued to PKF O’Connor Davies in connection with services rendered:

	2013	2012

Audit Fees	$166,000	$150,000
Audit Related Fees	28,918	74,798
Tax Fees	54,315	44,150
All Other Fees	-0-	-0-
Total Fees	$249,233	$268,948

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s principal independent registered public accounting firm.  The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee.  The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF O’Connor Davies’ independence.

COMPARATIVE STOCK PERFORMANCE

Comparative Stock Performance

The following line graph compares the total return of the Company’s common stock for the last five years to the FTSE NAREIT ALL REIT Total Return Index published by the National Association of Real Estate Investment Trusts (NAREIT) and to the S&P 500 Index for the same period.  The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices.  The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

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UMH PROPERTIES, INC.
FTSE NAREIT ALL REIT
S & P 500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Chairman of the Board and a Director of the Company.

Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal year.  The Company now uses outside counsel for most of the legal services required. The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the Proxy Statement so that shareholders can consider the conflict issue when voting for or against the attorney/director nominee.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. The Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.  The policy is evidenced by the legal standards under Maryland law.  Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.com, provides a method of notifying and reporting in the event of a potential or apparent conflict of interest. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires identifying any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Transactions with Monmouth Real Estate Investment Corporation

There are six Directors of the Company who are also Directors and shareholders of MREIC, including Mr. Matthew Hirsch, a nominee for director. The Company holds common stock of MREIC in its securities portfolio. As of December 31, 2013, the Company owns a total of 1,875,147 shares of MREIC common stock, representing 4.0% of the total shares outstanding at December 31, 2013.

Through December 31, 2013, the Company shared 2 officers and 2 additional employees with MREIC.  Effective January 31, 2014, the Company shares 1 officer and 2 additional employees with MREIC.  Some general and administrative expenses were allocated between the Company and MREIC based on use or services provided.  Allocations of shared employees’ salaries and benefits are made based on the amount of the employees’ time dedicated to each company. Shared expenses are allocated between the Company and MREIC based on usage by each company. These allocations are reviewed and approved by our Audit Committee.

Other

The Company has an employment agreement with a certain executive officer, which in addition to base compensation, bonuses and fringe benefits, provides for specified retirement benefits.  The Company has accrued these benefits on a present value basis over the terms of the agreements.   Amounts accrued under these agreements were $600,000 and $509,259 at December 31, 2013 and 2012, respectively.

The Company leases its corporate offices where the lessor of the property is owned by certain officers and directors of the Company.  Approximately 70% of the monthly lease payment is reimbursed by MREIC.  On May 1, 2010, the Company renewed this lease for an additional five-year term with monthly lease payments of $13,600 through April 30, 2013 and $14,000 through April 30, 2015.  The Company is also responsible for its proportionate share of real estate taxes and common area maintenance.  Approximately 70% of the monthly lease payment plus its proportionate share of real estate taxes and common area maintenance is reimbursed by MREIC.  Management believes that the aforesaid rent is no more than what the Company would pay for comparable space elsewhere.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Officers and Directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2013 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by:  (a) mail at UMH Properties, Inc., Attention: Shareholder

Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at umh@umh.com.  You can also contact your broker, bank or other nominee to make a similar request.

 For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2015 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at the Company’s principal executive offices by December 29, 2014.  Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2015 Annual Meeting, but not included in Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 29, 2014 and not later than January 29, 2015.  However, in the event that the 2015 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2014 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for the meeting or the 10th day following the day on which public announcement of the date of mailing of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy Chairman of the Board and Director

Dated: April 29, 2014

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

UMH PROPERTIES, INC. 3499 ROUTE 9 NORTH, STE. 3-C FREEHOLD, NJ 07728

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If  you would  like to  reduce  the  costs  incurred  by our  company  in mailing proxy materials,  you can  consent to receiving  all  future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M66509-P47538-Z62433

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

UMH PROPERTIES, INC.
	The Board of Directors recommends you vote FOR the Nominees listed below:	For All	Withhold All	For All Except	To Withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
1.	Election of Class II Directors, each to serve until the 2017 annual meeting of shareholders and until his successor is duly elected and qualifies.	0	0	0	______________________________________
	Nominees:
	01)		Jeffrey A. Carus
	02)		Matthew I. Hirsch
	03)		Richard H. Molke

The Board of directors recommends you vote FOR the following proposals 2 and 3:
					For	Against	Abstain
2.	Ratification of the appointment of PKF O'Connor Davies as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.				0	0	0
3.	The advisory resolution to approve the compensation of the Company's named executive officers, as more fully disclosed in the accompanying Proxy Statement.				0	0	0

NOTE:  When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s).  If this proxy is properly executed but  no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the three nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (iii) FOR the advisory resolution to approve the compensation of the Company's named executive officers, as more fully disclosed in the accompanying Proxy Statement; and (iv) in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

For address changes and /or comments, please check this box and write them on the back where indicated.			0

Please sign exactly as your name(s) appear(s) hereon and date.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2013 Annual Report are available at www.proxyvote.com.

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M66510-P47538-Z62433

UMH PROPERTIES, INC.

Annual  Meeting  of Shareholders

June 12,  2014 4:00 PM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UMH PROPERTIES, INC.

The undersigned  shareholder  of UMH Properties, Inc.,  a Maryland Corporation  (the "Company")   hereby appoints Eugene W. Landy, Anna T. Chew, and Samuel A. Landy, and each or any of them, as proxies of the undersigned, with full power of substitution in each or any of them to attend  the Annual Meeting of Shareholders  (the "Meeting")  of the Company, to be held at the Company's  office at Juniper Business Plaza, 3499  Route 9 North, Suite 3-C, Freehold, New Jersey, on Thursday, June 12, 2014,  at 4:00 p.m., Eastern  time, and any postponement   or adjournment  thereof,  to cast on behalf of the undersigned  all votes that  the undersigned is entitled to cast at the Meeting and to otherwise  represent  the undersigned  at the Meeting with all powers possessed  by the undersigned  if personally present  at the Meeting.

The undersigned  hereby acknowledges  receipt of the Notice of Annual Meeting of Shareholders  and the accompanying  Proxy Statement,  the terms of each of which are incorporated  by reference,  and revokes any proxy heretofore  given with respect  to the Meeting

Address Changes/Comments:____________________________________________________________________

__________________________________________________________________

(If you noted any Address Changes/Comments above please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side